SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   May 12, 2003 (May 12, 2003)

VitalStream Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-17020	87-0429944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jenner, Suite 100, Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 743-2000

(Former Name or Former Address, if Changed Since Last Report)

Item 9.    Regulation FD Disclosure (including Item 12 information).

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is being furnished under this Item 9, “Regulation FD Disclosure.”

On May 12, 2003, VitalStream Holdings, Inc. issued a press release announcing its financial results for the first quarter of 2003.  The text of the press release is set forth beginning on the following page.

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

Investor Relations Contact:
Kevin Herzog
VitalStream
949/743-2000
kherzog@vitalstream.com

VITALSTREAM HOLDINGS REPORTS 157% INCREASE

IN FIRST QUARTER REVENUE

IRVINE, Calif., May 12, 2003 — VitalStream Holdings Inc. (OTC:VSTH), the parent company of VitalStream, Inc., today announced record revenue and positive EBITDA of $3,017 for the quarter ended March 31, 2003.

Revenue of $1,752,448 in the quarter ended March 31, 2003, reflects a 157 percent increase over the $682,572 in revenue recorded in the quarter ended March 31, 2002 and a 44 percent sequential increase above the last quarter of fiscal 2002. For the first quarter of 2003, VitalStream recorded a net loss of $167,374, representing a 63 percent decrease compared to its net loss of $446,590 for the last quarter of fiscal 2002.  Additionally, VitalStream’s net loss for the first quarter of 2003 decreased 71 percent as compared with its net loss of $579,854 for the first quarter of 2002.

“We are extremely pleased with the performance of VitalStream Holdings in the first quarter,” said Paul Summers, President and CEO. “VitalStream continues on a growth path toward profitability, even with difficult market conditions. These results demonstrate the strength of our hard working team, approximately $560,000 in additional revenue resulting from the integration of certain assets of Epoch hosting, our award-winning content delivery network, customer service improvements, and our unique service mix as we begin to leverage our established worldwide infrastructure footprint. We continue to look for additional product opportunities and partnerships to complement our content delivery business.”

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

VitalStream has reported adjusted EBITDA (earnings/loss from continuing operations, excluding interest income (expense), income taxes, depreciation and amortization) of $3,017 for the quarter ended March 31, 2003.   Adjusted EBITDA is not a measure used in financial statements reported in accordance with generally accepted accounting principals, does not represent funds available for discretionary use and is not intended to represent cash flow from operations as measured under generally accepted accounting principles.  Adjusted EBITDA should not be considered as an alternative to net loss or net cash used in operating activities.  VitalStream’s calculation of adjusted EBITDA may not be comparable to the computation of similarly titled measures of other companies.

VitalStream’s management uses adjusted EBITDA as a measure of its operating performance.  In addition, VitalStream believes that adjusted EBITDA may be useful to existing and potential creditors of VitalStream, and to any analysts and investors that follow VitalStream’s performance, because it is one measure of the income generated that is available to service debt and capital leases.  VitalStream’s net loss from continuing operations for the quarter ended March 31, 2003 was $167,374. Reconciliation of net loss from continuing operations to adjusted EBITDA is as follows:

Net loss from continuing operations	$(167,374)
Depreciation and amortization	$137,919
Interest expense, net	$32,472
Income tax expense	—

Adjusted EBITDA	$3,017

About VitalStream, Inc.

VitalStream, Inc., a wholly-owned subsidiary of VitalStream Holdings, Inc. (OTC: VSTH) is a leading provider of products and services that enable the digital broadcast of audio and video content and other communications via the Internet.  VitalStream provides audio and video streaming, Web conferencing, advanced media hosting, payment processing and consulting services. The company’s unique mix of services and technology enable businesses to leverage the global reach of the Internet to distribute their media content to targeted audiences worldwide. For more information regarding VitalStream, Inc., call 800-254-7554 or visit the company’s website at www.vitalstream.com.

Forward-Looking Statements

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of the company. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that the company’s revenue may not continue to increase because of a slower than projected growth in the demand for digital broadcast and streaming services, the risks that the company’s existing customers may cease to use the company’s services and/or may not use the company’s services at the projected rate, uncertainties regarding the future demand for our products and services generally, the inability of the company to compete or the competitive advantage of companies that compete or may compete in our markets, the risk that the company may be unable to obtain capital necessary to continue operations and fuel growth, the risk that the company may experience technical or security problems that injure its business or increase its operating costs, and/or uncertainties regarding our ability to pursue our proposed business strategy. More detailed information about these factors and others is set forth in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2002. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein whether as a result of new information, future events or otherwise.

FINANCIAL SUMMARY

	UNAUDITED
	For the Three Months Ended March 31,
	2003	2002
	(all numbers in 000’s, except per share data)

Revenue	$1,752	$683
Gross Profit	971	381
Loss From Operations	(122)	(554)
Net Loss	$(167)	$(580)
Loss Per Share	$(0.01)	$(0.04)
Weighted Average
Shares Outstanding	27,461	15,206

# # #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

VitalStream Holdings, Inc.

Date: May 12, 2003	/s/ Philip N. Kaplan
Philip N. Kaplan
Chief Operating Officer

Date: May 12, 2003	/s/ Kevin D. Herzog
Kevin D. Herzog
Chief Financial Officer